EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Citizens, Inc.:
We consent to the incorporation by reference in registration statements (Nos. 333-77698, 333-58698 and 333-118134) on Form S-3 of Citizens, Inc. of our reports dated March 16, 2006, with respect to the consolidated statements of financial position of Citizens, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Citizens, Inc.

/s/ KPMG LLP

Dallas, Texas
March 16, 2006